EXHIBIT 10.4



                  TELEPHONE SERVICE TO RESELLER AGREEMENT
                  ---------------------------------------
                                FOR BOSTON
                                ----------
               METROPOLITAN FIBER SYSTEMS/McCOURT, INC., a Delaware corporation (herein called "WorldCom"), and RCN TELECOM SERVICES OF MASSACHUSETTS, INC., a Massachusetts corporation (herein called "Reseller"), hereby agree as follows:

           1. Parties. Each of WorldCom and Reseller are herein sometimes called a "Party." The term "affiliate" shall have the same meaning as is ascribed to that term in the Securities Exchange Act of 1934.

           2. Service Area. The "Service Area" is herein defined as the metropolitan area of Boston, Massachusetts.

           3. Reseller's Business. Reseller is engaged in the business (herein called the "Reseller's Business") of providing local and long distance telephone service to Reseller's customers (herein called "Subscribers") in the Service Area.

           4. Telephone Service. "Telephone Service" is hereby defined as the providing by WorldCom of:

           (a) local switched voice and data services via DS-1 which services include WorldCom dialtone with basic line features and operator services, and

           (b) such other telecommunications services as WorldCom and Reseller may agree upon from time to time.

           5. Provision of Telephone Service. In consideration of Reseller's paying to WorldCom the WorldCom Wholesale Price (as hereafter defined) thereof, and for other consideration received, WorldCom hereby agrees to provide Telephone Service to Reseller during the Term (as hereafter defined) pursuant to the terms and conditions of this Agreement. In addition, subject to BellCore approval and other relevant industry Number Plan Administration guidelines and technical capabilities, upon the request of Reseller made within one year from the date of execution hereof, WorldCom will cooperate with Reseller in the transfer to Reseller of the following two NXX Codes in
Massachusetts: 617-948 and 617-879. In addition, subject to availability and the agreement of the Parties as to the consideration therefor, Reseller will be allowed to lease DS-1 facilities from WorldCom or resold LEC facilities.

           6. Term. The "Term" is hereby defined as being the period which commences on the date of this Agreement and which ends on January 1, 2000, unless earlier terminated pursuant to the terms of this Agreement.

           7. Early Termination. Notwithstanding any other provision hereof, either Party may, by written notice to the other Party, terminate the Term, the providing of Telephone Service and/or this Agreement, in whole or in part, without incurring any liability to anyone if:

           (a) by final order of a court or other governmental authority of competent jurisdiction, either WorldCom is prohibited from providing Telephone Service hereunder or Reseller is prohibited from reselling Telephone Service to its Subscribers; or

           (b) a change in control (that is a change in the ownership of at least 50% of the voting or equity interests of Reseller) occurs, directly or indirectly, in a single transaction or in a series of transactions, or if substantially all of the assets of Reseller are transferred to anyone not currently an affiliate of Reseller; provided, WorldCom agrees that the current planned corporate restructuring of C-TEC Corporation, the parent company of Reseller, whereby C-TEC Corporation will be separated into three separate public companies (with separate lines of business consisting of the telephone and engineering business, the integrated services and NY/NJ/PA cable business and the Michigan cable business) (herein called the "RCN Reorganization") shall not constitute a change in control of Reseller; or

           (c) the Dark Fiber IRU Agreement entered into between the Parties contemporaneously herewith terminates according to its terms; or


           (d) the aggregate number of subscribers for dialtone lines in the Service Area and in Manhattan, New York, New York (which is the subject of a Telephone Service to Reseller Agreement between the Parties) shall fall below 250; or

           (e) WorldCom and Reseller effect the transfer of the two NXX Codes described in paragraph 5 above; or

           (f) Reseller determines that the taxes or franchise fees, if any, reimbursable by Reseller to WorldCom hereunder exceeded Reseller's original estimation thereof; provided, nothing contained herein shall relieve Reseller for all such reimbursements due or accrued hereunder through the date of such termination.

WorldCom agrees to provide notice to Reseller of any claim made, or the institution of any action or proceeding, to prohibit WorldCom from providing Telephone Service hereunder and to reasonably cooperate with Reseller (at Reseller's cost and expense) in contesting such claim, action or proceeding.

           8. Tariffs. To the extent that Telephone Service may be provided by WorldCom pursuant to any existing applicable WorldCom-filed federal or state tariffs, all of the terms of this Agreement shall be subordinate and subject thereto, and to the extent that a conflict exists between such tariffs and this Agreement, such tariffs shall control.

           9. WorldCom Wholesale Price. In consideration of WorldCom's provision of Telephone Service hereunder, Reseller hereby agrees to pay to WorldCom, monthly, and within 30 days after invoice, the WorldCom Wholesale Price therefor as determined and invoiced by WorldCom. The "WorldCom Wholesale Price" is WorldCom's wholesale price for Telephone Service as determined from time-to-time by WorldCom in its discretion, taking into consideration prevailing market conditions, available WorldCom facilities, other considerations paid to WorldCom and other factors fairly deemed relevant by WorldCom. The current WorldCom Wholesale Price is set forth on Exhibit 9. WorldCom shall advise Reseller in writing periodically the current WorldCom Wholesale Price for Telephone Service and any changes thereto.

          10. Limitations. WorldCom's obligation to provide Telephone Service to Reseller hereunder is subject to:

          (a) the availability and capacity of relevant WorldCom facilities; and to

          (b) the absence of any final order or direction from any regulatory authority in relation to this Agreement or the provision of Telephone Service hereunder:

               (i) to the effect that WorldCom cannot so provide or continue to provide Telephone Service to Reseller hereunder, or

              (ii) which adversely and materially affects any material interests of WorldCom or its affiliates whether or not related to this Agreement;

accordingly, WorldCom shall be relieved from WorldCom's obligation to provide such Telephone Service as and to the extent affected thereby. WorldCom agrees to provide notice to Reseller of any claim made, or the institution of any action or proceeding, to prevent the provision of Telephone Services to Reseller hereunder and to reasonably cooperate with Reseller (at Reseller's cost and expense) in contesting such claim, action or proceeding.

               11. Reseller Undertakings. During the Term, and with respect to the Telephone Service to be provided hereunder:

               (a) Reseller shall be solely responsible for, and WorldCom shall have no liability or responsibility for or respecting, the following:

                    (i) directory listings with all relevant incumbent local exchange companies,

                   (ii)  E-911 data exchange,

                  (iii) all other appropriate arrangements with all relevant incumbent local exchange companies,

                   (iv)  E-911 data integrity,

                    (v)  all customer (Subscriber) services,

                   (vi)  all end-user (Subscriber) billings and
                         collections,

                  (vii) all tariff filings with appropriate state and federal authorities, and

                 (viii) compliance with all of WorldCom's network interface procedures;

           (b) Reseller shall comply with WorldCom's Equal Access and Presubscription Procedures as promulgated from time to time by WorldCom, a copy of the current version of which has been heretofore provided to Reseller;

           (c) Reseller shall semi-annually in advance provide to WorldCom forecasts (by month) of the Telephone Service which Reseller expects WorldCom to provide including minutes of use and peak-hour busy periods;

           (d) Reseller shall from time to time, but no less frequently than semi-annually, provide to WorldCom Reseller's Subscribers' end user network data elements and such other data as WorldCom may reasonably require so as to enable WorldCom to synchronize WorldCom's relevant database with the relevant database of Reseller;

           (e) Reseller shall, in good faith and to the extent reasonable and necessary, in the course of the conduct of the Reseller's Business or in performing under or with respect to this Agreement, undertake or suffer no action which would adversely and materially affect the material rights or interests of WorldCom or its affiliates; without limiting the generality of the foregoing, Reseller will not sell, resell or otherwise distribute any Telephone Service to any Relevant Competitor for any purpose or use whatsoever (a "Relevant Competitor" is any entity which provides Telephone Service to end users or other Resellers);

           (f) Reseller shall collect from its Subscribers and remit to relevant taxing authorities, as and when required by law, all taxes arising out of or in any way respecting this Agreement or the Telephone Service; and

           (g) Reseller shall reimburse WorldCom for any taxes or franchise fees assessed in relation to this Agreement or the Telephone Service that has been paid by WorldCom (excluding income taxes).

           (h) Reseller shall not use (or knowingly permit the use of) the Telephone Service provided hereunder for any unlawful purpose.

           12.  WorldCom Undertakings.  During the Term:

           (a) WorldCom will at all times during the Term use its reasonable efforts, in good faith, to provide the Telephone Service hereunder; and

           (b) the quality of service (of the Telephone Service) provided by WorldCom hereunder shall be consistent with that regularly provided by WorldCom to its end-users and consistent with government regulations.

WORLDCOM MAKES NO OTHER UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES ABOUT THE TELEPHONE SERVICE TO BE PROVIDED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

           13. Service Problems. Reseller hereby agrees to promptly notify WorldCom of any failure, cessation, interruption, delay or other problem in the provision of Telephone Service which Reseller may become aware of relating to the provision of Telephone Service hereunder (herein called "Service Problems"). Such notification shall be made in such form, to such locations and at such telephone numbers as WorldCom may designate in writing from time to time, except that no such notification shall occur until and unless Reseller shall have reasonably determined that such problems are not caused by the action or omission of, or by any cause within the control of, Reseller or its Subscribers. Notwithstanding any other provision of this Agreement, in the event of the occurrence of Service Problems on account of WorldCom's negligence, WorldCom shall forthwith as soon as practicable (after notification thereof) undertake all reasonable good faith efforts to cure such Service Problems in a timely manner, in accordance with industry standards, and in conformity with its own policies and procedures. The obligation provided for in the preceding sentence shall be WorldCom's sole and exclusive obligation respecting or arising out of any Service Problem.

           14. Force Majeure. Without limiting the generality of any other provisions in this Agreement, WorldCom shall not be liable for any failure in performance of any of its obligations under this Agreement when such failure results from acts or events beyond WorldCom's reasonable control, including, but not limited to, acts of or failures to act by Reseller, other contractors or suppliers to Reseller or Subscribers, random acts of vandalism, acts of God, acts of any civil or military authority, government regulations, war, terrorist acts, riots, insurrections, explosions, fires, earthquakes, nuclear accidents, floods or seismic action, other environmental disturbances, abnormal weather conditions, power blackouts caused by acts of God, embargoes, strikes or other labor-related disputes, or delays by WorldCom's subcontractors or suppliers.

           15. WorldCom Representations. WorldCom hereby states, represents and covenants to Reseller that WorldCom is a duly organized and validly existing corporation under the laws of the State of Delaware, and WorldCom has full right and authority to execute this Agreement and to perform all of WorldCom's obligations hereunder.

           16. Reseller Representations. Reseller hereby states, represents and covenants to WorldCom as follows:

           (a) Reseller is a duly organized and validly existing corporation under the laws of the State of Massachusetts, and Reseller has full right and authority to execute this Agreement and to perform all of Reseller's obligations hereunder;

           (b) Reseller has obtained, or will promptly obtain at its own expense, any licenses, approvals and/or regulatory authorities that may be required by law in connection with Reseller's use or receipt of Telephone Service hereunder or as otherwise may be necessary in connection with this Agreement; and

           (c) Reseller hereby acknowledges that, except as specifically set forth in this Agreement, WorldCom has not either hereby or otherwise made any representation, warranty, covenant or undertaking whatsoever to Reseller or anyone as to the character, capacity or usefulness of the Telephone Service, or as to whether Reseller must first obtain or maintain any certificate or authority or obtain any other regulatory approval, or file any tariff respecting the use of the Telephone Service, or as to whether or not Reseller can utilize the Telephone Service in the conduct of the Reseller's Business, or as to whether WorldCom can provide the Telephone Service to Reseller hereunder without prior regulatory authority or approval.

           17. Indemnification. Each Party (as "Indemnitor") shall indemnify, defend and hold harmless the other Party and its affiliates (collectively as "Indemnitee") from and against any and all claims, liabilities, judgments, costs, damages, fines, assessments, penalties, expenses (including reasonable attorney's fees) or causes of action which may relate to or result from:

           (a) any breach of any provision in this Agreement by Indemnitor, its employees or agents, or

           (b) any misrepresentation, negligence or illegal act of Indemnitor, its employees or agents, arising out of the Indemnitor's performance or non-performance hereunder.

Without limiting the generality of the foregoing, Reseller shall further indemnify, defend and hold WorldCom and its affiliates harmless from and against any and all claims, liabilities, disputes costs, damages and expenses (including reasonable attorney's fees) or causes of action resulting from any claim of libel, fraud (including toll fraud), slander or patent or trademark infringement arising from:

           (c) the combination or use of Telephone Service with other Reseller-provided services or facilities, or

           (d) Reseller's marketing, advertising, sales or promotional activities, or

           (e)  the conduct of Reseller's Business.

           18. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES ON ACCOUNT OF LOSS OF REVENUE, PROFITS, CUSTOMERS, CLIENTS OR GOODWILL ARISING IN ANY MANNER FROM OR UNDER THIS AGREEMENT OR THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER. THE LIABILITY OF WORLDCOM WITH RESPECT TO THE NEGLIGENT PROVISION OF ANY TELEPHONE SERVICE UNDER THIS AGREEMENT SHALL BE LIMITED TO A CREDIT TO BE APPLIED AGAINST FUTURE TELEPHONE SERVICE PROVIDED HEREUNDER IN AN AMOUNT NOT TO EXCEED AN AMOUNT EQUAL TO THE CHARGES, INCLUDING ANY PRORATED MONTHLY RECURRING CHARGES, FOR THE PERIOD DURING WHICH TELEPHONE SERVICE WAS AFFECTED.

           19. Default. A Party (as "Terminating Party") may terminate this Agreement upon the failure of the other Party (as "Defaulting Party") to cure any of the following within 30 days following delivery of written notice thereof:

           (a) the insolvency, corporate reorganization, arrangement with creditors, receivership or dissolution of the Defaulting Party; or

           (b) the institution of bankruptcy proceedings by or against the Defaulting Party; or

           (c) the breach of any provision of this Agreement by the Defaulting Party not otherwise referred to in the following sentence.

Notwithstanding any other provision of this Agreement, in the event that Reseller fails to timely and fully pay to WorldCom when due the WorldCom Wholesale Price for Telephone Service in accordance with the provisions of paragraph 9 of this Agreement, WorldCom may terminate this Agreement and the providing of Telephone Service hereunder if, following a written notice of default which refers specifically to this paragraph, Reseller shall fail to pay, in full, all outstanding amounts due under this Agreement within five business days after the delivery of said notice of default. Upon termination of this Agreement under this paragraph, a Party may recover from the other Party all monetary obligations owed by the other Party under this Agreement at the time of termination.

           20. Interest. Notwithstanding the right of either Party to cure a default under this Agreement, in the event that a Party fails to pay when due any monetary obligation under this Agreement, when due, interest shall accrue on such obligation at a variable interest rate equal to 150% of the "Prime Rate" (or the highest "Prime Rate", if more than one) as published in the Money Rates Section of The Wall Street Journal (or, if no longer published, any comparable substitute index selected by the party owed such payment) or, if less, the maximum rate allowed by law.

           21. Names and Marks. Neither Party shall be deemed to have hereunder or otherwise acquired any right to use the name, service marks, trademarks, patents or other intangible property of the other Party. Neither Party shall take any action which would compromise the name, service marks, copyrights, trademarks, patents or other intangible property of the other Party.

           22. No Offset. In no event shall a Party have any right of offset or recoupment against its performance or its monetary obligations under this Agreement on account of claims against the other Party.

           23. Assignment. Neither Party may directly or indirectly (by change of control, merger or otherwise), by operation of law or otherwise, assign all or any portion of its rights under this Agreement without the other Party's prior written consent, which consent may be given or withheld in the sole discretion of such other party; provided:

           (a) WorldCom may assign its rights under this Agreement either to a successor in interest of WorldCom or to an affiliate of WorldCom without such consent; upon such assignment, WorldCom hereby agrees to cause such assignee to contemporaneously therewith agree in writing to perform all of WorldCom's obligations under this Agreement, whereupon WorldCom shall be released from liability hereunder;

           (b) Reseller may assign its rights under this Agreement to an affiliate of Reseller without such consent; upon such assignment, Reseller hereby agrees to cause such assignee to contemporaneously therewith agree in writing to perform all of Reseller's obligations under this Agreement, whereupon Reseller shall be released from liability hereunder;

           (c) WorldCom may contract with, or delegate to, anyone, including an affiliate, performance of its obligations hereunder, so long as WorldCom shall remain liable therefore, and such contractor or delegatee is reasonably qualified to effect such performance;

           (d) WorldCom acknowledges that the RCN Reorganization shall not constitute a prohibited assignment or change in control of Reseller.

           (e) WorldCom acknowledges that Reseller may enter into a joint venture with Boston Edison Company with the intended purpose of providing telephone services and video programming services over certain facilities; WorldCom agrees that such joint venture shall not constitute a prohibited assignment or change in control of Reseller provided that Reseller maintains at least a 50% equity interest in such joint venture, WorldCom is provided such documentation concerning the nature of such joint venture as WorldCom reasonably requests, such joint venture will not otherwise violate or breach any other term or provision of this Agreement, and such joint venture fully observes and performs all of the duties, obligations, liabilities and responsibilities of Reseller hereunder.

Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their permitted successors and assigns.

           24. No Partnership. The Parties acknowledge and agree that this Agreement does not create a partnership between, a joint venture of, or an agency relationship between, WorldCom and Reseller.

           25. Notice. All notices required or permitted under the terms of this Agreement shall be in writing and shall be delivered either personally or by prepaid nationally-recognized commercial overnight delivery service which maintains evidence of receipt (such as Federal Express), addressed as follows:

  If to WorldCom:                      Jodi Caro, Esq.
                                       WorldCom, Inc.
                                       One Tower Lane, Suite 1600
                                       Oakbrook Terrace, Illinois 60181

    with a copy to:                    MFS Communications Company, Inc.
                                       11808 Miracle Hills Drive
                                       Omaha, Nebraska 68154
                                       Attention:  Shared Services

  If to Reseller:                      RCN Telecom Services of Massachusetts,
                                       Inc.
                                       Attention:  President
                                       105 Carnegie Center Building
                                       Princeton, NJ 08540

    with a copy to:                    Raymond Ostroski, Esq.
                                       General Counsel
                                       105 Carnegie Center Building
                                       Princeton, NJ 08540

    with a copy to:                    Nicolas A. Kensington, Esq.
                                       Eric J. Krathwohl, Esq.
                                       Rich, May, Bilodeau & Flaherty, P.C.
                                       294 Washington Street
                                       Boston, MA  02108

or at such other address as the entity to which notice is to be given may have communicated to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been "delivered" when physically delivered if delivered personally or on the second business day after dispatch if delivered by commercial overnight delivery service (such as Federal Express). To the extent that a notice may be delivered under, or is required to be delivered under, any paragraph of this Agreement, such notice shall refer specifically to such paragraph.

           26. Publicity. Except as may be otherwise required by law or in connection with any relevant regulatory proceeding, each Party shall obtain the written consent of the other Party prior to releasing any public announcements, press releases, sales brochures, advertising or other publicity materials which may relate specifically to this Agreement, and prior to disclosing any of the terms of this Agreement; however, any such consent shall not be unreasonably withheld or unduly delayed.

           27. Governing Law. This Agreement shall be governed by, and interpreted pursuant to the laws of, the Commonwealth of Massachusetts.

           28. Modification. This Agreement may be amended, changed or otherwise modified only by written document which is executed by both Reseller and WorldCom, except as may be otherwise provided by the specific terms of this Agreement.

           29. Entire Agreement. This Agreement sets forth the entire agreement of the Parties with respect to the subject matter hereof and this Agreement supersedes and cancels all other agreements (whether written or oral) between WorldCom and Reseller (or their respective predecessors in interest) relating to Telephone Service within the Service Area. Without limiting the foregoing, the interim WorldCom (then MFS)/RCN April 1996 Telecommunications Services Agreement is hereby specifically canceled and terminated. (References in this Agreement to Exhibits shall be deemed to be references to the exhibits attached hereto and hereby incorporated herein.)

           30. Invalid Provisions. To the extent that any terms or provisions of this Agreement shall be finally determined by a court of competent jurisdiction to be invalid, such invalidity shall not affect, release or modify any other terms or provisions hereof.

           31. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver such additional documents and instruments and perform such additional acts as may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby and to otherwise further and implement the intent and purposes of this Agreement.

           32. Reference Date. This Agreement shall be dated, for reference purposes, _______________, 1997.

                                    METROPOLITAN FIBER SYSTEMS/McCOURT,
                                    INC.

                                    By:
                                        -----------------------------------
                                        Title:


                                    RCN TELECOM SERVICES OF
                                    MASSACHUSETTS, INC.


                                    By:
                                        -----------------------------------
                                        Title: